Exhibit 10.7

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

MASSACHUSETTS INSTITUTE OF TECHNOLOGY

and

ADVANCED INHALATION RESEARCH, INC.

PATENT LICENSE AGREEMENT

This offer will expire on August 15, 1997.

(EXCLUSIVE)

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

-i-

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

MASSACHUSETTS INSTITUTE OF TECHNOLOGY

and

ADVANCED INHALATION RESEARCH, INC.

PATENT LICENSE AGREEMENT

This Agreement is made and entered into this 11th day of August, 1997 (the “EFFECTIVE DATE”) by and between the MASSACHUSETTS INSTITUTE OF TECHNOLOGY, a corporation duly organized and existing under the laws of the Commonwealth of Massachusetts and having its principal office at 77 Massachusetts Avenue, Cambridge, Massachusetts 02139, U.S.A. (hereinafter referred to as “M.I.T.”), and ADVANCED INHALATION RESEARCH, INC. a corporation duly organized under the laws of Delaware and having its principal office at c/o David Edwards, 109 Hartswick Avenue, State College, Pennsylvania 16803 (hereinafter referred.to as “LICENSEE”).

WITNESSETH

WHEREAS, M.I.T. is the owner of certain PATENT RIGHTS (as later defined herein) relating to M.I.T. Case No. 7203, “Porous Advanced Particles For Pulmonary Drug Delivery,” by Giovanni Caponetti, David A. Edwards, Justin Hanes, Jeffrey S. Hrkach, Robert S. Langer, Jr. and Noah Lotan and has the right to grant licenses under said PATENT RIGHTS;

WHEREAS, M.I.T. and the Pennsylvania State Research Foundation (hereinafter PSRF) are joint owners of certain PATENT RIGHTS relating to M.I.T. Case [***], and PSRF has appointed M.I.T. as its sole and exclusive agent for the licensing of its patent rights in M.I.T. Case [***], so that M.I.T. has the right to grant an exclusive license under said PATENT RIGHTS, subject only to a royalty-free, nonexclusive license heretofore granted to the United States Government; and

WHEREAS, M.I.T. and PSRF are joint owners of certain PATENT RIGHTS relating to M.I.T. Case [***], and PSRF has appointed M.I.T. as its sole and exclusive agent for the licensing of its patent rights in M.I.T. Case [***], so that M.I.T. has the right to grant an exclusive license under said PATENT RIGHTS, subject only to a royalty free, nonexclusive license heretofore granted to the United States Government; and

WHEREAS, M.I.T. desires to have the PATENT RIGHTS developed and commercialized to benefit the public and is willing to grant a license thereunder;

WHEREAS, Robert S. Langer, a current employee of M.I.T., and also an M.I.T. inventor of the PATENT RIGHTS now holds or shall shortly acquire an equity position in LICENSEE, the Conflict Avoidance Statement of Robert S. Langer, is attached hereto as Appendix C, and his Waiver of participation in M.I.T.’s institutional equity share is attached as Appendix D;

WHEREAS, David A. Edwards, an M.I.T. inventor of M.I.T. Case No. [***], one of the inventions in the PATENT RIGHTS, now holds or shall shortly acquire an equity position in LICENSEE, his Waiver of participation in M.I.T.’s institutional equity share is attached as Appendix E;

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

WHEREAS, M.I.T. is accepting equity in partial lieu of royalties, M.I.T.’s Vice President for Research has granted approval;

WHEREAS, LICENSEE has represented to M.I.T., to induce M.I.T. to enter into this Agreement, that it shall commit itself to a thorough, vigorous and diligent program of exploiting the PATENT RIGHTS so that public utilization shall result therefrom; and

WHEREAS, LICENSEE desires to obtain a license under the PATENT RIGHTS upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

1. DEFINITIONS

For the purposes of this Agreement, the following words and phrases shall have the following meanings:

1.1 “LICENSEE” shall mean Advanced Inhalation Research, Inc. and its AFFILIATES.

1.2 “AFFILIATE” shall mean any legal entity (such as a corporation, partnership, or limited liability company) that is controlled by LICENSEE. For the purposes of this definition, the term “control” means (i) beneficial ownership of at least fifty percent (50%) of the voting securities of a corporation or other business organization with voting securities or (ii) a fifty percent (50%) or greater interest in the net assets or profits of a partnership or other business organization without voting securities.

1.3 “PATENT RIGHTS” shall mean all of the following intellectual property:

(a)	the United States patents listed in Appendix A;

(b)	the United States patent applications listed in Appendix A, and divisional, continuations and claims of continuation-in-part applications which shall be directed to subject matter specifically described in such patent applications, and the resulting patents;

(c)	any patents resulting from reissues or reexaminations of the United States patents described in a. and b. above;

(d)	the Foreign patents listed in Appendix A;

(e)	the Foreign patent applications listed in Appendix A, and divisional, continuations and claims of continuation-in-part applications which shall be directed to subject matter specifically described in such Foreign patent applications, and the resulting patents;

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(f)	Foreign patent applications filed after the EFFECTIVE DATE in the countries listed in Appendix B and divisional, continuations and claims of continuation-in-part applications which shall be directed to subject matter specifically described in such patent applications, and the resulting patents; and

(g)	any Foreign patents, resulting from equivalent Foreign procedures to United States reissues and reexaminations, of the Foreign patents described in d., e. and f. above.

1.4 A “LICENSED PRODUCT” shall mean any product or part thereof which:

(a)	is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the PATENT RIGHTS in the country in which any such product or part thereof is made, used or sold or imported; or

(b)	is manufactured by using a process or is employed to practice a process which is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the PATENT RIGHTS in the country in which any LICENSED PROCESS is used or in which such product or part thereof is used or sold or imported.

1.5 A “LICENSED PROCESS” shall mean any process which is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the PATENT RIGHTS.

1.6 A “PARTICLE” shall mean a LICENSED PRODUCT which is a porous particle and which does not incorporate a therapeutic agent and which does not include a method for administering it to the respiratory tract of a patient.

1.7 A “THERAPEUTIC PARTICLE” shall mean a LICENSED PRODUCT which is a porous particle and which does incorporate a therapeutic agent but which does not include a method for administering it to the respiratory tract of a patient.

1.8 An “ADMINISTRATION SYSTEM” shall mean a LICENSED PRODUCT the use of which practices any claim of substantially the same form as claims: [***].

1.9 “NET SALES” shall mean LICENSEE’S and its sublicensees’ billings for LICENSED PRODUCTS and LICENSED PROCESSES less the sum of the following:

(a)	discounts allowed in amounts customary in the trade for quantity purchases, cash payments, prompt payments, wholesalers and distributors;

(b)	sales, tariff duties and/or use taxes directly imposed and with reference to particular sales;

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(c)	outbound transportation prepaid or allowed; and

(d)	amounts allowed or credited on returns.

No deductions shall be made for commissions paid to individuals whether they be with independent sales agencies or regularly employed by LICENSEE and on its payroll, or for cost of collections. NET SALES shall occur when a LICENSED PRODUCT or LICENSED PROCESS shall be invoiced; provided, however that with respect to sales by LICENSEE to its AFFILIATES, a NET SALE shall be deemed to have occurred upon resale of such LICENSED PRODUCT or LICENSED PROCESS by such AFFILIATE to a third party. If a LICENSED PRODUCT or LICENSED PROCESS shall be distributed or invoiced for a discounted price substantially lower than customary in the trade or distributed at no cost, NET SALES shall be based on the customary amount billed for such LICENSED PRODUCTS or LICENSED PROCESSES.

1.10 Notwithstanding paragraph 1.9 above:

(a)	NET SALES of THERAPEUTIC PARTICLES into which have been incorporated a HIGH COST THERAPEUTIC AGENT shall be the difference between the price a third party pays for a single dose of THERAPEUTIC PARTICLES (into which have been incorporated the HIGH COST THERAPEUTIC AGENT) and the price a comparable third party would pay for a single dose of the HIGH COST THERAPEUTIC AGENT which has not been incorporated into a PARTICLE.

(b)	NET SALES of ADMINISTRATION SYSTEMS in which are THERAPEUTIC PARTICLES into which have been incorporated a HIGH COST THERAPEUTIC AGENT shall be the difference between the price that a third party pays for an ADMINISTRATION SYSTEM in which are THERAPEUTIC PARTICLES (into which have been incorporated a HIGH COST THERAPEUTIC AGENT) and the price that a comparable third party would pay for a comparable ADMINISTRATION SYSTEM which delivers the HIGH COST THERAPEUTIC AGENT without the use of PARTICLES.

1.11 “TECHNICAL AREA” shall mean any of the following: a) Delivery of Therapeutic Agents Directed to the Human Pulmonary System via the Human Pulmonary System; and b) Delivery of Therapeutic Agents Directed to Other Human Organs Outside the Human Pulmonary System via the Human Pulmonary System; and c) Delivery of Diagnostic Agents via the Human Pulmonary System; and d) All other applications including veterinary.

1.12 “FIELD OF USE” on the EFFECTIVE DATE shall mean all the TECHNICAL AREAS listed above, and is subject to modification according to the provisions of paragraphs 2.3(b) and 2.3(c).

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.13 “CORPORATE PARTNER” shall mean: a) any entity which agrees to compensate (either in cash or non-cash) LICENSEE for any one or more of the rights to market, distribute, sell, use, and/or transfer LICENSED PRODUCTS and/or LICENSED PROCESSES, or b) any entity which agrees to compensate (either in cash or non-cash) LICENSEE for the right to incorporate LICENSED PRODUCTS in its own drug delivery system(s) and for any one or more of the rights to market, distribute, sell, use, and/or transfer the resulting combination, or c) any entity which agrees to compensate (either in cash or non-cash) LICENSEE for the right to attach its own biologically active agent(s) to LICENSED PRODUCTS and for any one or more of the rights to market, distribute, sell, use, and/or transfer the resulting combination. Any CORPORATE PARTNER that receives a sublicense of the PATENT RIGHTS shall also be a sublicensee.

1.14 “MILESTONE PAYMENT” shall mean a payment to LICENSEE from a CORPORATE PARTNER due upon achievement of agreed upon regulatory or business milestones. Illustrative examples of these milestones include, but are not limited to: obtaining permission from the regulatory authority of a MAJOR COUNTRY to start human clinical trials with a LICENSED PRODUCT, and meeting agreed upon sales targets for a LICENSED PRODUCT.

1.15 “MAJOR COUNTRY” shall mean the United States of America, Japan, Germany, France or Great Britain.

1.16 “RUNNING ROYALTIES” shall mean a royalty paid on NET SALES of LICENSED PRODUCTS or LICENSED PROCESSES.

1.17 “HIGH COST THERAPEUTIC AGENT” shall mean a therapeutic agent, a single dose of which cost more than Ten (10) times as much to manufacture than a single dose of PARTICLES into which that same therapeutic agent is incorporated.

1.18 “DILUTIVE ISSUANCE” shall mean an event following the EFFECTIVE DATE in which LICENSEE issues Common Stock or securities convertible into or exercisable for shares of Common Stock of LICENSEE in exchange for cash, property, services or other valuable consideration; provided, however, that the following issuances of Common Stock or securities convertible into or exercisable for shares of Common Stock of LICENSEE are explicitly excluded from this definition: (a) the issuance of 250,000 shares of Series A Convertible Preferred Stock and warrants exercisable for up to 250,000 shares of Series AA Convertible Preferred Stock to Polaris Venture Partners, L.P. and its affiliates pursuant to a certain Series A Convertible Preferred Stock and Warrant Purchase Agreement; (b) issuances of shares of Common Stock upon the conversion of then outstanding shares of LICENSEE’S preferred stock unless, and to the extent that, each share of preferred stock can be exchanged for more than one share of Common Stock (including, for the purposes of such calculation, fractional shares), (c) issuances of shares of Common Stock pursuant to Section 4.1 b. of this Agreement, (d) issuances to officers, directors or employees of, or consultants to LICENSEE for compensation purposes, and (e) issuances in connection with a sale of LICENSEE’S capital stock through the public markets.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.19 “DILUTIVE ISSUANCE THRESHOLD” shall mean the point in time when LICENSEE has issued capital stock in connection with DILUTIVE ISSUANCE(S) in exchange for aggregate cash consideration totaling at least Three Million Dollars ($3,000,000).

1.20 “M.I.T. HOLDERS” shall mean the institutions and persons named in Appendix F of this Agreement to whom LICENSEE has agreed to issue an aggregate of 93,800 shares of its Common Stock pursuant to this Agreement.

2. GRANT

2.1 M.I.T. hereby grants to LICENSEE the exclusive right and license for the FIELD OF USE to practice under the PATENT RIGHTS and, to the extent not prohibited by other patents, to make, have made, use, lease, sell and import LICENSED PRODUCTS and to practice the LICENSED PROCESSES, until the expiration of the last to expire of the PATENT RIGHTS, unless this Agreement shall be sooner terminated according to the terms hereof.

2.2 LICENSEE agrees to comply with 35 U.S.C. 204.

2.3	(a)	In order to establish a period of exclusivity for LICENSEE, M.I.T. hereby agrees that it shall not grant any other license to make, have made, use, lease, sell and import LICENSED PRODUCTS or to utilize LICENSED PROCESSES, subject to the royalty-free, nonexclusive license rights of the United States Government per FAR 52.227-11 for the PATENT RIGHTS related to cases [***] and [***], for the FIELD OF USE during the period of time commencing with the EFFECTIVE DATE and terminating with the end of the term or terms for which any PATENT RIGHTS have been or shall be granted, unless sooner terminated as hereinafter provided.

	(b)	After January 1, 2002, if M.I.T. receives a written request from a capable third party for a license to the PATENT RIGHTS in a TECHNICAL AREA not presently being commercialized by LICENSEE as demonstrated by LICENSEE having spent a minimum of [***] toward the commercialization of a LICENSED PRODUCT in that TECHNICAL AREA, and to which LICENSEE has not previous granted a sublicense pursuant to its rights set forth in paragraph 2.6, then, M.I.T. may, at its sole discretion, with written notice to LICENSEE, grant one exclusive license or non-exclusive license per TECHNICAL AREA per year, thereby revoking entirely or partially LICENSEE’S rights in that TECHNICAL AREA.

	(c)	After January 1, 2007, if M.I.T. receives a written request from a capable third party for a license to the PATENT RIGHTS in a TECHNICAL AREA not presently being commercialized by LICENSEE as demonstrated by LICENSEE having spent a minimum of [***] toward the commercialization of a LICENSED PRODUCT in that TECHNICAL

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

AREA, and to which LICENSEE has not previous granted a sublicense pursuant to its rights set forth in paragraph 2.6, then, M.I.T. may, at its sold discretion, with written notice to LICENSEE, grant one exclusive license or non-exclusive license per TECHNICAL AREA per year, thereby revoking entirely or partially LICENSEE’S rights in that TECHNICAL AREA.

2.4 M.I.T. and PSRF reserve the right to practice under the PATENT RIGHTS for noncommercial research purposes.

2.5 After LICENSEE has fulfilled the diligence requirements set forth in paragraphs 3.2(a) and 3.2(b) and 3.2(e), LICENSEE shall have the right to enter into sublicensing agreements for the PATENT RIGHTS in the FIELD OF USE. Upon any termination of this Agreement, sublicensees rights shall also terminate, subject to Paragraph 13.6 hereof.

2.6 LICENSEE agrees to incorporate terms and conditions substantively similar to Articles 2, 5.1, 7.1, 7.2, 7.3, 7.5, 7.6, 8, 9, 10, 12 and 15 of this Agreement into its sublicense agreements, that are sufficient to enable LICENSEE to comply with this Agreement.

2.7 LICENSEE agrees to forward to M.I.T. a copy of any and all sublicense agreements promptly upon execution by the parties.

2.8 Nothing in this Agreement shall be construed to confer any rights upon LICENSEE by implication, estoppel or otherwise as to any technology or patent rights of M.I.T. or any other entity other than the PATENT RIGHTS, regardless of whether such patent rights shall be dominant or subordinate to any PATENT RIGHTS.

3. DILIGENCE

3.1 LICENSEE shall use its best efforts to bring one or more LICENSED PRODUCTS or LICENSED PROCESSES to market through a thorough, vigorous and diligent program for exploitation of the PATENT RIGHTS and to continue active, diligent marketing efforts for one or more LICENSED PRODUCTS or LICENSED PROCESSES throughout the life of this Agreement.

3.2 In addition, LICENSEE shall adhere to the following milestones:

(a)	LICENSEE shall:

(i)	deliver to M.I.T. on or before August 1, 1997 an executive summary of a business plan showing the amount of money, number and kind of personnel and time budgeted and planned for each phase of development of the LICENSED PRODUCTS and LICENSED PROCESSES; and

(ii)	provide similar reports to M.I.T. on July 1 of each year.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b)	LICENSEE shall raise at least [***] by October 1, 1997 from the sale of LICENSEE’S capital stock for its own account.

(c)	In the aggregate, LICENSEE shall raise at least [***] by June 1, 2001 from the sale of LICENSEE’S capital stock for its own account, or from CORPORATE PARTNERS, or from sublicensees.

(d)	LICENSEE shall fund no less than [***] of effort toward the commercialization of LICENSED PRODUCTS and LICENSED PROCESSES in each calendar year (pro-rated for partial years) beginning in 1998 and ending with the first commercial sale of a LICENSED PRODUCT and/or a first commercial use of a LICENSED PROCESS in a MAJOR COUNTRY.

(e)	(i) LICENSEE shall have attached at least one biologically active agent to a LICENSED PRODUCT on or before December 31, 1998.

(ii)	LICENSEE shall have measured and analyzed the delivery of the biologically active agent in 3.2 (e) (i) above in an animal model on or before March 31, 1999.

(f)	LICENSEE shall have started Phase I clinical trials or equivalent in a MAJOR COUNTRY for at least one application of the technology described in the PATENT RIGHTS on or before January 1, 2000.

(g)	Within one (1) year of receiving approval for marketing the LICENSED PRODUCT and/or LICENSED PROCESS by the F.D.A. or equivalent agency of a MAJOR COUNTRY, LICENSEE and/or its CORPORATE PARTNER(S) will have the product available for sale.

(h)	LICENSEE and/or its sublicensees shall make NET SALES according to the following schedule:

2005	[***]
2006	[***]
2007	[***]
2008, and each year thereafter	[***]

3.3 LICENSEE’S failure to perform in accordance with either Paragraph 3.1 or 3.2 above shall be grounds for M.I.T. to terminate this Agreement pursuant to Paragraph 13.3 hereof.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

4. ROYALTIES

4.1 For the rights, privileges and license granted hereunder, LICENSEE shall pay royalties to M.I.T. in the manner hereinafter provided to the end of the term of the PATENT RIGHTS or until this Agreement shall be terminated:

(a)	License Issue Fee of [***], which said License Issue Fee shall be deemed earned and due immediately upon the EFFECTIVE DATE.

(b)	(i)	In consideration of the licenses and other rights granted by M.I.T. to LICENSEE pursuant to this Agreement, LICENSEE agrees to issue to each of the M.I.T. HOLDERS listed in Appendix F a number of shares of LICENSEE’S Common Stock set forth opposite M.I.T. HOLDER’S name as provided in Appendix F, which Appendix M.I.T. and LICENSEE agree to hold confidential.

	(ii)	Promptly after a DILUTIVE ISSUANCE that occurs prior to the DILUTIVE ISSUANCE THRESHOLD, LICENSEE shall issue, and, subject to payment as provided below, shall deliver to each of the M.I.T. HOLDERS additional shares of Common Stock such that each M.I.T. HOLDERS’ pro rata ownership, after giving effect to the DILUTIVE ISSUANCE and to the issuances to the M.I.T. HOLDERS pursuant to this section, is equal to such M.I.T. HOLDERS’ pro rata ownership immediately prior to such DILUTIVE ISSUANCE. For purposes of this Section 4.1 b., all pro rata ownership shall be calculated based on the total number of issued and outstanding shares of LICENSEE’S Common Stock assuming (a) conversion of all issued and outstanding securities convertible into Common Stock at the then applicable conversion price, and (b) the exercise of [***] of the issued and outstanding options or warrants exercisable, directly or indirectly, for Common Stock, whether or not vested on the date of calculation; except that the shares of Common Stock issued or issuable pursuant to conversion or exercise of issuances explicitly excluded from the definition of DILUTIVE ISSUANCE shall not be included in the calculation of issued and outstanding shares.

	(iii)	If the DILUTIVE ISSUANCE THRESHOLD is reached and exceeded as a result of a given DILUTIVE ISSUANCE, the DILUTIVE ISSUANCE THRESHOLD shall be deemed to have been reached based upon the number of shares required to be issued to reach the DILUTIVE ISSUANCE THRESHOLD and no additional shares of Common Stock shall be issued and distributed to the M.I.T. HOLDERS on account of the issuance of shares of capital stock in such DILUTIVE ISSUANCE in excess of the number of shares required to reach the DILUTIVE ISSUANCE THRESHOLD.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

	(iv)	LICENSEE shall promptly notify each M.I.T. HOLDER in writing of the occurrence of a DILUTIVE ISSUANCE and such notice shall include the number of shares such M.I.T. HOLDER is entitled to pursuant to this section and the dollar amount required to be paid by such M.I.T. HOLDER for such shares (equal to the aggregate par value of the shares to be issued to such M.I.T. HOLDER). As soon as practicable after receipt of payment, LICENSEE shall deliver a certificate or certificates for the number of additional shares of Common Stock to which such M.I.T HOLDER shall be entitled pursuant to this section.

	(v)	In the event that LICENSEE proposes to sell and issue its equity securities in any transaction after the point in time that the DILUTIVE ISSUANCE THRESHOLD has been reached, M.I.T. shall be entitled to purchase its pro rata share of such equity securities on substantially the same basis as and subject to substantially the same terms and conditions as are then applicable to the holders of LICENSEE’S Series A Convertible Preferred Stock.

	(vi)	LICENSEE shall not be required to issue any fractional shares pursuant to any rights granted to the M.I.T. HOLDERS in this section 4.1 b. The rights of the M.I.T. HOLDERS to receive additional shares of Common Stock on account of DILUTIVE ISSUANCES and to participate in future equity financings of the LICENSEE shall terminate immediately prior to the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offering and sale of Common Stock for the account of LICENSEE to the public.

(c)	(i)	License Maintenance Fee of [***] payable on January 1, 1998 provided, however, that this License Maintenance Fee may be credited to Running Royalties subsequently due on NET SALES for calendar year 1998, if any. A License Maintenance Fee paid in excess of Running Royalties shall not be creditable to Running Royalties for future years.

	(ii)	License Maintenance Fee of [***] payable on January 1, 1999, and on January 1, 2000 provided, however, that these License Maintenance Fees may be credited to Running Royalties subsequently due on NET SALES for calendar years 1999, and 2000, respectively, if any. License Maintenance Fees paid in excess of Running Royalties shall not be creditable to Running Royalties for future years.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(iii)	License Maintenance Fee of [***] payable on January 1, 2001, provided, however, that this License Maintenance Fee may be credited to Running Royalties subsequently due on NET SALES for calendar years 2001, if any. A License Maintenance Fee paid in excess of Running Royalties shall not be creditable to Running Royalties for future years.

(iv)	License Maintenance Fee of [***] payable on January 1, 2002 provided, however, that this License Maintenance Fee may be credited to Running Royalties subsequently due on NET SALES for calendar year 2002, if any. A License Maintenance Fee paid in excess of Running Royalties shall not be creditable to Running Royalties for future years.

(v)	License Maintenance Fee of [***] payable on January 1, 2003, and on January 1 of each subsequent year, provided, however, that these License Maintenance Fees may be credited to Running Royalties subsequently due on NET SALES for calendar year 2003, and for each subsequent year, if any. A License Maintenance Fee paid in excess of Running Royalties shall not be creditable to Running Royalties for future years.

(d)	Running Royalties in an amount equal to [***] of NET SALES of the PARTICLES used, leased or sold by and/or for LICENSEE and/or its sublicensees and/or its CORPORATE PARTNERS.

(e)	Running Royalties in an amount equal to [***] of NET SALES of THERAPEUTIC PARTICLES used, leased or sold by and/or for LICENSEE and/or its sublicensees and/or its CORPORATE PARTNERS.

(f)	Running Royalties in an amount equal to [***] of NET SALES of ADMINISTRATION SYSTEMS used, leased, or sold by and/or for LICENSEE and/or its sublicensees and/or its CORPORATE PARTNERS.

(g)	In addition to Running Royalties, [***] due upon the execution of a first contract with a particular CORPORATE PARTNER.

(h)	Royalties in an amount equal to [***] of the MILESTONE PAYMENT received from a CORPORATE PARTNER as a result of achievement of an agreed upon regulatory or business milestone related to PARTICLES.

(i)	Royalties in an amount equal to [***] of the MILESTONE PAYMENT received from a CORPORATE PARTNER as a result of achievement of an agreed upon regulatory or business milestone related to THERAPEUTIC PARTICLES.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(j)	Royalties in an amount equal to [***] of the MILESTONE PAYMENT received from a CORPORATE PARTNER as a result of achievement of an agreed upon regulatory or business milestone related to ADMINISTRATION SYSTEMS.

(k)	In addition to Running Royalties, LICENSEE shall pay to M.I.T. [***] of lump sum type payments it receives from sublicensees (sublicense issue fees) for a grant to the bare PATENT RIGHTS, provided that such grant occurs without a significant and approximately simultaneous grant to rights of LICENSEE owned technology, or without a significant and approximately simultaneous contractual obligation on the part of LICENSEE toward its sublicensee(s) to a) conduct research related to commercialization of the PATENT RIGHTS or b) to provide its sublicensee(s) with LICENSED PRODUCTS for subsequent modification and sale, distribution, or transfer:

4.2 All payments due hereunder shall be paid in full, without deduction of taxes or other fees which may be imposed by any government, except as otherwise provided in Paragraph 1.5(b).

4.3 No multiple royalties shall be payable because any PARTICLE, its manufacture, use, lease or sale are or shall be covered by more than one PATENT RIGHTS patent application or PATENT RIGHTS patent licensed under this Agreement.

4.4 No multiple royalties shall be payable because any THERAPEUTIC PARTICLE, its manufacture, use, lease or sale are or shall be covered by more than one PATENT RIGHTS patent application or PATENT RIGHTS patent licensed under this Agreement.

4.5 No multiple royalties shall be payable because any ADMINISTRATION SYSTEM, its manufacture, use, lease or sale are or shall be covered by more than one PATENT RIGHTS patent application or PATENT RIGHTS patent licensed under this Agreement.

4.6 It is understood that the same physical object, such as a PARTICLE, or THERAPEUTIC PARTICLE, may be sold multiple times. For example, a PARTICLE could be sold to a sublicensee who makes a THERAPEUTIC PARTICLE out of it, then sells the THERAPEUTIC PARTICLE to another sublicensee, who incorporates it into an ADMINISTRATION SYSTEM, and sells that. M.I.T. and LICENSEE agree that royalties will be payable each time an invoice is generated as a result of the sale of a LICENSED PRODUCT, even if the same physical object, albeit in altered form, is sold more than once.

4.7 Royalty payments shall be paid in United States dollars in Cambridge, Massachusetts, or at such other place as M.I.T. may reasonably designate consistent with the laws and regulations controlling in any foreign country. If any currency conversion shall be

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

required in connection with the payment of royalties hereunder, such conversion shall be made by using the exchange rate prevailing at the Chase Manhattan Bank (N.A.) on the last business day of the calendar quarterly reporting period to which such royalty payments relate.

5. REPORTS AND RECORDS

5.1 LICENSEE shall keep full, true and accurate books of account containing all particulars that may be necessary for the purpose of showing the amounts payable to M.I.T. hereunder. Said books of account shall be kept at LICENSEE’S principal place of business or the principal place of business of the appropriate division of LICENSEE to which this Agreement relates. Said books and the supporting data shall be open at all reasonable times for five (5) years following the end of the calendar year to which they pertain, to the inspection of M.I.T. or its agents for the purpose of verifying LICENSEE’S royalty statement or compliance in other respects with this Agreement. Should such inspection lead to the discovery of a greater than Ten Percent (10%) discrepancy in reporting to M.I.T.’s detriment, LICENSEE agrees to pay the full cost of such inspection.

5.2 LICENSEE shall deliver to M.I.T. true and accurate reports, giving such particulars of the business conducted by LICENSEE and its sublicensees under this Agreement as shall be pertinent to diligence under Article 3 and royalty accounting hereunder:

(a)	before the first commercial sale of a LICENSED PRODUCT or LICENSED PROCESS, annually, on January 31 of each year; and

(b)	after the first commercial sale of a LICENSED PRODUCT or LICENSED PROCESS, quarterly, within sixty (60) days after March 31, June 30, September 30 and December 31, of each year.

These reports shall include at least the following:

(a)	number of LICENSED PRODUCTS manufactured, leased and sold by and/or for LICENSEE, its CORPORATE PARTNERS and any other sublicensees, including a separate accounting for PARTICLES, THERAPEUTIC PARTICLES, and ADMINISTRATION SYSTEMS;

(b)	accounting for any and all HIGH COST THERAPEUTIC AGENTS, including:

(i)	the identity of the HIGH COST THERAPEUTIC AGENT;

(ii)	The cost to manufacture a single dose of the PARTICLES into which the HIGH COST THERAPEUTIC AGENT is to be incorporated;

(iii)	the cost to manufacture a single dose of the HIGH COST THERAPEUTIC AGENT; and

(iv)	a calculation confirming that by the criterion of paragraph 1.17 the therapeutic agent is a HIGH COST THERAPEUTIC AGENT.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(c)	accounting related to the special provisions of paragraph 1,10(a), including explicitly;

(i)	the identity of the HIGH COST THERAPEUTIC AGENT;

(ii)	the price a third party pays for a single dose of THERAPEUTIC PARTICLES containing the HIGH COST THERAPEUTIC AGENT;

(iii)	the price a comparable third party would pay for a single dose of the HIGH COST THERAPEUTIC AGENT not incorporated into a PARTICLE; and

(iv)	the difference between (ii) and (iii).

(d)	accounting related to the special provisions of paragraph 1,10(b), including explicitly:

(i)	the identity of the HIGH COST THERAPEUTIC AGENT;

(ii)	The price paid by a third party for an ADMINISTRATION in which are THERAPEUTIC PARTICLES into which have been incorporated a HIGH COST THERAPEUTIC AGENT;

(iii)	The price a comparable third party would pay for a comparable ADMINISTRATION SYSTEM which delivers the HIGH COST THERAPEUTIC AGENT without the use of PARTICLES; and

(iv)	the difference between (ii) and (iii).

(e)	accounting for all LICENSED PROCESSES used or sold by and/or for LICENSEE, its CORPORATE PARTNERS and any other sublicensees;

(f)	description of the TECHNICAL AREAS in which LICENSEE is presently funding effort toward the commercialization of the PATENT RIGHTS, and the level of funding in each TECHNICAL AREA;

(g)	contracts executed with CORPORATE PARTNERS, and payments due under 4.1(g);

(h)	accounting for NET SALES, noting the deductions applicable as provided in Paragraph 1.9, and any special circumstances per paragraph 1.10;

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(i)	regulatory and business milestones which trigger MILESTONE PAYMENTS to M.I.T., and the amounts of those MILESTONE PAYMENTS;

(j)	running Royalties due under Paragraph 4.1(d), (e), and (f);

(k)	royalties due on MILESTONE PAYMENTS from CORPORATE PARTNERS under Paragraph 4.1(h), (i), and (j);

(l)	royalties due on payments from other sublicensees under paragraph 4.1(k);

(m)	total royalties due; and

(n)	names and addresses of all CORPORATE PARTNERS, and any other sublicensees of LICENSEE.

M.I.T. agrees to keep any information reported by LICENSEE under this paragraph in confidence and not to disclose it to third parties not bound by a similar obligation of confidentiality, except as may be required by law. M.I.T. agrees to protect the confidential nature of the information using measures as strong as those it uses to protect its own confidential information. LICENSEE agrees that M.I.T. may share any information provided to M.I.T. under this article 5.2 with PSRF and also with agents hired by M.I.T. under paragraph 5.1 pursuant to our right to audit LICENSEE’S royalty reports, provided that PSRF and any such agent shall have first agreed in writing to be bound by an obligation of confidentiality at least as restrictive as that undertaken by M.I.T. under this section 5.2.

5.3 With each such report submitted, LICENSEE shall pay to M.I.T. the royalties due and payable under this Agreement. If no royalties shall be due, LICENSEE shall so report.

5.4 On or before the ninetieth (90th) day following the close of LICENSEE’S fiscal year, LICENSEE shall provide M.I.T. with LICENSEE’S certified financial statements for the preceding fiscal year including, at a minimum, a balance sheet and an income statement.

5.5 The amounts due under Articles 4 and 6 shall, if overdue, bear interest until payment at a per annum rate Two Percent (2%) above the prime rate in effect at the Chase Manhattan Bank (N.A.) on the due date. The payment of such interest shall not foreclose M.I.T. from exercising any other rights it may have as a consequence of the lateness of any payment.

6. PATENT PROSECUTION

6.1 M.I.T. shall apply for, seek prompt issuance of, and maintain the PATENT RIGHTS during the term of this Agreement. Appendix B is a list of the foreign countries in which patent applications corresponding to the United States Patent applications listed in Appendix A shall be filed. Appendix B may be amended by mutual agreement of both parties. The filing, prosecution and maintenance of all PATENT RIGHTS applications and patents shall be the primary responsibility of M.I.T.; provided, however, LICENSEE shall have reasonable opportunities to advise M.I.T. and shall cooperate with M.I.T. in such filing, prosecution and maintenance.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

M.I.T. shall instruct Patrea Pabst, or another attorney mutually acceptable to M.I.T., PSRF, and LICENSEE, to copy LICENSEE on all patent prosecution documents, and shall instruct Patrea Pabst or such other attorney not to proceed with a substantive action without receiving LICENSEE’S written approval, except, that not hearing from LICENSEE within ten days after requesting LICENSEE’S approval shall be deemed to constitute such approval.

6.2 Payment of all fees and costs relating to the filing, prosecution and maintenance of the PATENT RIGHTS shall be the responsibility of LICENSEE, whether such fees and costs were incurred before or after the EFFECTIVE DATE, provided however, LICENSEE shall not be responsible for payment of any fees incurred following the termination of this Agreement. (As of June 26, 1997, such fees and costs for which M.I.T. has been billed equal approximately [***]. LICENSEE shall pay such fees and costs to M.I.T. within thirty (30) days of invoicing; late payments shall accrue interest and shall be subject to Paragraph 5.5.

7. INFRINGEMENT

7.1 LICENSEE shall inform M.I.T. promptly in writing of any alleged infringement of the PATENT RIGHTS by a third party and of any available evidence thereof.

7.2 In the FIELD OF USE, LICENSEE shall have the right, but shall not be obligated, to prosecute at its own expense all infringements of the PATENT RIGHTS and, in furtherance of such right, M.I.T. hereby agrees that LICENSEE may include M.I.T. as party plaintiff in any such suit, without expense to M.I.T. The total cost of any such infringement action commenced or defended solely by LICENSEE shall be borne by LICENSEE, and LICENSEE shall keep any recovery or damages for past infringement derived therefrom. No settlement, consent judgment or other voluntary final disposition of the suit may be entered into without the consent of M.I.T., which consent shall not unreasonably be withheld. LICENSEE shall indemnify M.I.T. against any order for costs that may be made against M.I.T. in such proceedings.

7.3 If within six (6) months after having been notified of an alleged infringement, LICENSEE shall have been unsuccessful in persuading the alleged infringer to desist and shall not have brought and shall not be diligently prosecuting an infringement action, or if LICENSEE shall notify M.I.T. at any time prior thereto of its intention not to bring suit against any alleged infringer for the FIELD OF USE, then, and in those events only, M.I.T. shall have the right, but shall not be obligated, to prosecute at its own expense any infringement of the PATENT RIGHTS in the FIELD OF USE, and M.I.T. may, for such purposes, use the name of LICENSEE as party plaintiff. The total cost of any such infringement action commenced or defended solely by M.I.T. shall be borne by M.I.T. and M.I.T. shall keep any recovery or damages for past infringement derived therefrom.

7.4 In the event that LICENSEE shall undertake litigation for the enforcement of the PATENT RIGHTS, or the defense of the PATENT RIGHTS under this Article 7, LICENSEE

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

may withhold up to [***] of the payments otherwise thereafter due M.I.T. under Article 4 hereunder and apply the same toward reimbursement of up to half of LICENSEE’S expenses, including reasonable attorneys’ fees, in connection therewith. Any recovery of damages by LICENSEE for each such suit shall be applied first in satisfaction of any unreimbursed expenses and legal fees of LICENSEE relating to such suit, and next toward reimbursement of M.I.T. for any payments under Article 4 past due or withheld and applied pursuant to this Article 7. If any M.I.T. royalties have been withheld pursuant to this clause, the balance remaining from any such recovery due to M.I.T. shall be calculated by creating a fraction, the numerator of which is the amount of royalties withheld, and the denominator of which is the cost of litigation paid by LICENSEE, and multiplying said fraction by the balance remaining, but in no event shall such sum be less than Ten Percent (10%) of the balance remaining.

7.5 In the event that (a) LICENSEE undertakes the enforcement and/or defense of the PATENT RIGHTS by litigation, and (b) LICENSEE demonstrates by competent proof that an infringer’s activity is substantially affecting LICENSEE’S sales, and that LICENSEE’S sales of LICENSED PRODUCTS and LICENSED PROCESSES have declined by at least [***] during the period of infringement, then, for a period not to exceed two years, LICENSEE may withhold up to [***] of the payments otherwise due M.I.T. under Article 4 hereunder and apply the same toward reimbursement of LICENSEE’S expenses, including reasonable attorney’s fees in connection therewith. Any recovery of damages by LICENSEE for each such suit shall be applied first in satisfaction of any unreimbursed expenses and legal fees of LICENSEE relating to such suit, and next toward reimbursement of M.I.T. for payments under article 4 past due or withheld and applied pursuant to this Article 7. If any M.I.T. royalties have been withheld pursuant to this clause, the balance remaining from any such recovery due to M.I.T. shall be calculated by creating a fraction, the numerator of which is the amount of royalties withheld, and the denominator of which is the cost of litigation paid by LICENSEE, and multiplying said fraction by the balance remaining, but in no event shall such sum be less than [***] of the balance remaining.

7.6 In the event that a declaratory judgment action alleging invalidity or noninfringement of any of the PATENT RIGHTS shall be brought against LICENSEE, LICENSEE shall within ten (10) days after the commencement of such action notify M.I.T. as to whether or not LICENSEE intends to defend such action. In the event LICENSEE notifies M.I.T. that LICENSEE intends to defend such action, LICENSEE shall take over the sole defense of the action at its own expense. In the event LICENSEE notifies M.I.T. that it intends not to defend such action, or that it intends to discontinue the defense of such action, M.I.T. at its sole option, shall have the right, within thirty (30) days of such notice, to intervene and take over the sole defense of the action at its own expense, subject to Paragraph 7.4.

7.7 In any infringement suit as either party may institute to enforce the PATENT RIGHTS pursuant to this Agreement, the other party hereto shall, at the request and expense of the party initiating such suit, cooperate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens, and the like.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

7.8 LICENSEE shall have the sole right in accordance with the terms and conditions herein to sublicense any alleged infringer in the FIELD OF USE for future use of the PATENT RIGHTS. Any fees as part of such a sublicense shall be treated per Article 4.

8. PRODUCT LIABILITY

8.1 LICENSEE shall at all times during the term of this Agreement and thereafter, indemnify, defend and hold M.I.T., its trustees, directors, officers, employees and affiliates, and PSRF and its trustees, directors, officers, employees and affiliates, harmless against all claims, proceedings, demands and liabilities of any kind whatsoever, including legal expenses and reasonable attorneys’ fees, arising out of the death of or injury to any person or persons or out of any damage to property, resulting from the production, manufacture, sale, use, lease, consumption or advertisement of the LICENSED PRODUCT(s) and/or LICENSED PROCESS(es) or arising from any obligation of LICENSEE hereunder.

8.2 Before the first clinical use of a LICENSED PRODUCT or LICENSED PROCESSES, LICENSEE shall obtain and carry in full force and effect commercial, general liability insurance, including product liability and errors and omissions insurance, which shall protect LICENSEE and M.I.T. and PSRF with respect to events covered by Paragraph 8.1 above. Such insurance shall be written by a reputable insurance company authorized to do business in the Commonwealth of Massachusetts, shall list M.I.T. and PSRF as additional named insured parties thereunder, shall be endorsed to include product liability coverage and shall require thirty (30) days written notice to be given to M.I.T. and PSRF prior to any cancellation or material change thereof. The limits of such insurance shall not be less than [***] per occurrence with an aggregate of [***] for personal injury including death; [***] per occurrence with an aggregate of [***] for property damage; and [***] per occurrence with an aggregate of [***] for errors and omissions. LICENSEE shall provide M.I.T. and PSRF with Certificates of Insurance evidencing the same.

8.3 EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, M.I.T., ITS TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES, AND AFFILIATES, AND PSRF AND ITS TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES, AND AFFILIATES, MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OF PATENT RIGHTS CLAIMS, ISSUED OR PENDING, AND THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE. NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A REPRESENTATION MADE OR WARRANTY GIVEN BY M.I.T. OR PSRF THAT THE PRACTICE BY LICENSEE OF THE LICENSE GRANTED HEREUNDER SHALL NOT INFRINGE THE PATENT RIGHTS OF ANY THIRD PARTY.

8.4 IN NO EVENT SHALL M.I.T., ITS TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES AND AFFILIATES, OR PSRF, ITS TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES AND AFFILIATES, BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING ECONOMIC DAMAGE OR INJURY TO

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PROPERTY AND LOST PROFITS, REGARDLESS OF WHETHER M.I.T. OR PSRF SHALL BE ADVISED, SHALL HAVE OTHER REASON TO KNOW, OR IN FACT SHALL KNOW OF THE POSSIBILITY OF THE FOREGOING.

9. EXPORT CONTROLS

LICENSEE acknowledges that it is subject to United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes and other commodities (including the Arms Export Control Act, as amended and the United States Department of Commerce Export Administration Regulations). The transfer of such items may require a license from the cognizant agency of the United States Government and/or written assurances by LICENSEE that LICENSEE shall not export data or commodities to certain foreign countries without prior approval of such agency. M.I.T. neither represents that a license shall not be required nor that, if required, it shall be issued.

10. NON-USE OF NAMES

LICENSEE shall not use the names or trademarks of the Massachusetts Institute of Technology or Lincoln Laboratory, or the Pennsylvania State Research Foundation, nor any adaptation thereof, nor the names of any of their employees, in any advertising, promotional or sales literature without prior written consent obtained from M.I.T., or the Pennsylvania State Research Foundation, or said employee, except that LICENSEE may state that it is licensed by M.I.T. and/or PSRF under one or more of the patents and/or applications comprising the PATENT RIGHTS and may identify the inventors of such patents and or applications.

11. ASSIGNMENT

This Agreement is not assignable and any attempt to do so shall be void; provided, however, LICENSEE may assign this Agreement in connection with the sale or transfer of all or substantially all of LICENSEE’S equity and assets related to LICENSED PRODUCTS by merger, consolidation or otherwise, so long as the assignee shall agree in writing to be bound by all the terms and conditions hereof prior to such assignment. Failure of such assignee to so agree shall be grounds for termination by M.I.T. under paragraph 13.3.

12. DISPUTE RESOLUTION

12.1 Except for the right of either party to apply to a court of competent jurisdiction for a temporary restraining order, a preliminary injunction, or other equitable relief to preserve the status quo or prevent irreparable harm, any and all claims, disputes or controversies arising under, out of, or in connection with the Agreement, including any dispute relating to patent validity or infringement, which the parties shall be unable to resolve within sixty (60) days shall be mediated in good faith. The party raising such dispute shall promptly advise the other party of such claim, dispute or controversy in a writing which describes in reasonable detail the nature of such dispute. By not later than five (5) business days after the recipient has received such notice of dispute, each party shall have selected for itself a representative who shall have the authority to bind such party, and shall additionally have advised the other party in writing of the

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name and title of such representative. By not later than ten (10) business days after the date of such notice of dispute, the party against whom the dispute shall be raised shall select a mediation firm in the Boston area and such representatives shall schedule a date with such firm for a mediation hearing. The parties shall enter into good faith mediation and shall share the costs equally. If the representatives of the parties have not been able to resolve the dispute within fifteen (15) business days after such mediation hearing, then any and all claims, disputes or controversies arising under, out of, or in connection with this Agreement, including any dispute relating to patent validity or infringement, shall be resolved by final and binding arbitration in Boston, Massachusetts under the rules of the American Arbitration Association, or the Patent Arbitration Rules if applicable, then obtaining. The arbitrators shall have no power to add to, subtract from or modify any of the terms or conditions of this Agreement, nor to award punitive damages. Any award rendered in such arbitration may be enforced by either party in either the courts of the Commonwealth of Massachusetts or in the United States District Court for the District of Massachusetts, to whose jurisdiction for such purposes M.I.T. and LICENSEE each hereby irrevocably consents and submits.

12.2 Notwithstanding the foregoing, nothing in this Article shall be construed to waive any rights or timely performance of any obligations existing under this Agreement.

13. TERMINATION

13.1 If LICENSEE shall cease to carry on its business, this Agreement shall terminate upon notice by M.I.T.

13.2 Should LICENSEE fail to make any payment whatsoever due and payable to M.I.T. hereunder, M.I.T. shall have the right to terminate this Agreement effective on thirty (30) days’ notice, unless LICENSEE shall make all such payments to M.I.T. within said thirty (30) day period. Upon the expiration of the thirty (30) day period, if LICENSEE shall not have made all such payments to M.I.T., the rights, privileges and license granted hereunder shall automatically terminate.

13.3 Upon any material breach or default of this Agreement by LICENSEE (including, but not limited to, breach or default under Paragraph 3.3), other than those occurrences set out in Paragraphs 13.1 and 13.2 hereinabove, which shall always, take precedence in that order over any material breach or default referred to in this Paragraph 13.3, M.I.T. shall have the right to terminate this Agreement and the rights, privileges and license granted hereunder effective on ninety (90) days’ notice to LICENSEE. Such termination shall become automatically effective unless LICENSEE shall have cured any such material breach or default prior to the expiration of the ninety (90) day period.

13.4 LICENSEE shall have the right to terminate this Agreement at any time on six (6) months’ notice to M.I.T., and upon payment of all amounts due M.I.T. through the effective date of the termination.

13.5 Upon termination of this Agreement for any reason, nothing herein shall be construed to release either party from any obligation that matured prior to the effective date of

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such termination; and Articles 1, 4.1 b., 8, 9, 10, 12, 13.5, 13.6, and 15 shall survive any such termination. LICENSEE and any sublicensee thereof may, however, after the effective date of such termination, sell all LICENSED PRODUCTS, and complete LICENSED PRODUCTS in the process of manufacture at the time of such termination and sell the same, provided that LICENSEE shall make the payments to M.I.T. as required by Article 4 of this Agreement and shall submit the reports required by Article 5 hereof.

13.6 Upon termination of this Agreement for any reason, any sublicensee not then in default shall have the right to seek a license from M.I.T. M.I.T. agrees to negotiate such licenses in good faith under reasonable terms and conditions.

14. PAYMENTS, NOTICES AND OTHER COMMUNICATIONS.

Any payments, notice or other communication pursuant to this Agreement shall be sufficiently made or given on the date of mailing if sent to such party by certified first class mail, return receipt requested, postage prepaid, addressed to it at its address below or as it shall designate by written notice given to the other party:

In the case of M.I.T.:

Director

Technology Licensing Office

Massachusetts Institute of Technology

77 Massachusetts Avenue, Room NE25-230

Cambridge, Massachusetts 02139

In the case of LICENSEE:

c/o David A. Edwards, President

Advanced Inhalation Research, Inc.

109 Hartswick Avenue

State College, Pennsylvania 16803

15. REPRESENTATIONS

M.I.T. represents to the best of its knowledge and belief that it has the authority to enter into this agreement, and that there are no outstanding claims, licenses or other encumbrances on the PATENT RIGHTS which would prevent M.I.T. from granting the rights granted herein, provided, however, that M.I.T.’s liability under this provision shall be limited to the total sum paid by LICENSEE to M.I.T. under the terms of this Agreement.

16. MISCELLANEOUS PROVISIONS

16.1 All disputes arising out of or related to this Agreement, or the performance, enforcement, breach or termination hereof, and any remedies relating thereto, shall be construed, governed, interpreted and applied in accordance with the laws of the Commonwealth of Massachusetts, U.S.A., except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent shall have been granted.

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16.2 The parties hereto acknowledge that this Agreement sets forth the entire Agreement and understanding of the parties hereto as to the subject matter hereof, and shall not be subject to any change or modification except by the execution of a written instrument signed by the parties.

16.3 The provisions of this Agreement are severable, and in the event that any provisions of this Agreement shall be determined to be invalid or unenforceable under any controlling body of the law, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

16.4 LICENSEE agrees to mark the LICENSED PRODUCTS sold in the United States with all applicable United States patent numbers. All LICENSED PRODUCTS shipped to or sold in other countries shall be marked in such a manner as to conform with the patent laws and practice of the country of manufacture or sale.

16.5 The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party.

IN WITNESS WHEREOF, the parties have duly executed this Agreement the day and year set forth below.

MASSACHUSETTS INSTITUTE OF TECHNOLOGY		ADVANCED INHALATION RESEARCH, INC.

By:	/s/ J. David Litster	By:	/s/ David Edwards

Name:	J. David Litster	Name:	David Edwards

Title:	Vice President for Research	Title:	President

Date:	August 11, 1997	Date:	8/4/97

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APPENDIX A

PATENT RIGHTS ON THE EFFECTIVE DATE

UNITED STATES PATENT RIGHTS

M.I.T. Case No. [***]

M.I.T. Case No. [***]

M.I.T. Case No. [***]

FOREIGN PATENT RIGHTS

M.I.T. Case No. [***]

M.I.T. Case No. [***]

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APPENDIX B

DESIGNATED FOREIGN COUNTRIES

Foreign countries in which PATENT RIGHTS shall be filed, prosecuted and maintained in accordance with Article 6:

For M.I.T. Case No.             :

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APPENDIX C

CONFLICT AVOIDANCE STATEMENT

Name:	Robert S. Langer

Dept. or Lab.:	Chemical Engineering

Company:	Advanced Inhalation Research, Inc.

Address:	c/o David Edwards 109 Hartswick Avenue State College, Pennsylvania 16803

Licensed Technology:

M.I.T. Case No. [***]

M.I.T. Case No. [***]

M.I.T. Case No. [***]

Because of the M.I.T. license granted to the above company and my equity1 position and continuing relationship with this company, I acknowledge the potential for a possible conflict of interest between the performance of research at M.I.T. and my contractual or other obligations to this company. Therefore, I will not:

1)	use students at M.I.T. for research and development projects for the company;

2)	restrict or delay access to information from my M.I.T. research;

3)	take direct or indirect research support from the company in order to support my activities at M.I.T.; or

4)	employ students at the company, except in accordance with Section 2.12.2, “Relations of Faculty and Students,” in the Policies and Procedures Guide.

In addition, in order to avoid the appearance of a conflict, I will attempt to differentiate clearly between the intellectual directions of my M.I.T. research and my contributions to the company. To that end, I will expressly inform my department head/laboratory director annually of the general nature of my activities on behalf of the company.

Signed:	/s/ Robert Langer

Date:	4/17/97

[1]	“Equity” includes stock, options, warrants or other financial instruments convertible into Equity, which are directly or indirectly controlled by the inventor.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Approved by:	/s/ Robert C. Armstrong

Name (print):	Robert C. Armstrong
(Dept. Head or Lab Dir.)

Conf Avoid Stmnt 941017

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

APPENDIX D

WAIVER

For good and valuable consideration, including the grant of a license to Aerosol Inhalation Research, Inc. (the “LICENSEE”), the undersigned hereby releases all rights, title and interest he/she, his/her heirs and assigns may have as an inventor/author under M.I.T.’s Guide to the Ownership, Distribution and Commercial Development of M.I.T. Technology, as that policy may be amended from time to time, to receive my inventor’s share of M.I.T.’s institutional equity for the License for M.I.T. Case No. [***]; M.I.T. Case No. [***]; and M.I.T. Case No. [***]

Witness:	/s/ Pamela D. Bram	Signed:	/s/ Robert Langer

		Name:	Robert Langer

		Date:	4/17/97

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

APPENDIX E

WAIVER

For good and valuable consideration, including the grant of a license to Advanced Inhalation Research, Inc. (the “LICENSEE”), the undersigned hereby releases all rights, title and interest he/she, his/her heirs and assigns may have as an inventor/author under M.I.T.’s Guide to the Ownership, Distribution and Commercial Development of M.I.T. Technology, as that policy may be amended from time to time, to receive my inventor’s share of M.I.T.’s institutional equity for the License for M.I.T. Case No. [***]

Witness:	/s/ Lori Pressman	Signed:	/s/ David Edwards

	Per phone conversation	Name:	David Edwards
June 2, 1997
		Date:	5/27/97

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

APPENDIX F

Name	Number of Shares of Common Stock

[***]	[***	]

[***]	[***	]

[***]	[***	]

[***]	[***	]

[***]	[***	]

[***]	[***	]

[***]	[***	]

[***]	[***	]

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ADVANCED INHALATION RESEARCH, INC.

CERTIFICATE AS TO CAPITAL STOCK

Advanced Inhalation Research, Inc., a Delaware corporation (the “Company”), does hereby represent and warrant to the Massachusetts Institute of Technology, a Massachusetts corporation (“M.I.T.”), that:

1. This Certificate is furnished in connection with the License Agreement, dated August 11, 1997 (the “Effective Date”) between M.I.T. and the Company (the “License Agreement”). The Company hereby acknowledges that the representations contained in this Certificate are material to M.I.T. and that M.I.T. is relying upon the information furnished herein. Unless otherwise defined herein, terms in all capital letters used in this Certificate have the meanings assigned to those terms in the License Agreement.

2. On the EFFECTIVE DATE, prior to the issuance of shares of the Company’s Common Stock to the M.I.T. HOLDERS, there will be no shares of capital stock of the Company validly issued and outstanding except for (i) 2,000,225 shares of Common Stock and (ii) 250,000 shares of Series A Convertible Preferred Stock.

3. On the EFFECTIVE DATE, the only holder of the Company’s Preferred Stock shall be Polaris Venture Partners, L.P. and its affiliated fund.

IN WITNESS WHEREOF, the Company has signed this Certificate under seal as of the date set forth below.

ADVANCED INHALATION RESEARCH, INC.

By:	/s/ David Edwards

Name:	David Edwards

Title:	President

Date:	8/4/97

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

APPENDIX A

PATENT RIGHTS on the EFFECTIVE DATE

UNITED STATES PATENT RIGHTS

M.I.T. Case No. [***]

M.I.T. Case No. [***]

M.I.T. Case No. [***]

M.I.T. Case No. [***] (by Amendment)

[***]

FOREIGN PATENT RIGHTS

M.I.T. Case No. [***]

M.I.T. Case No. [***]